UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

GARB OIL & POWER CORPORATION

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(4)	Proposed maximum aggregate value of transaction

(5)	Total fee paid

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GARB OIL & POWER CORPORATION

1185 Gooden Xing, Building C

Largo, Florida 33778

(888) 573-6622 Ext. 1

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

On May 27, 2015, the board of directors of Garb Oil & Power Corporation (hereinafter referred to as “we,” “us,” “our,” “Garb” or the “Company”), and stockholders holding a majority of our voting power took action by written consent to approve the following action:

1.	Approve an amendment to our articles of incorporation, as amended (the “Articles”), to effect a 1-for-10,000 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split Amendment”), and

2.	Approve an amendment to our Articles to decrease, subject to implementation of the Reverse Stock Split Amendment, our authorized common stock from 50,000,000,000 shares, no par value, to 75,000,000 shares, $0.001 par value (the “Authorized Share Decrease Amendment” and together with the “Reverse Stock Split Amendment,” the “Amendments”).

Stockholders of record at the close of business on May 13, 2015, are entitled to notice of these stockholder actions by written consent. Because these actions have been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Amendments will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this notice. We anticipate that the Amendments will become effective on or about __________, 2015, at such time as a certificate of amendment to our Articles is effective with the Division of Corporations and Commercial Code Director of the State of Utah.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with or furnished to the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Tammy Taylor
Tammy Taylor
Chief Executive Officer

Largo, Florida
______________, 2015

GARB OIL & POWER CORPORATION

1185 Gooden Xing, Building C

Largo, Florida 33778

(888) 573-6622 Ext. 1

__________, 2015

INFORMATION STATEMENT

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be sent or given on or about __________, 2015, to the stockholders of record, as of May 13, 2015 (the “Record Date”), of Garb Oil & Power Corporation, a Utah corporation (hereinafter referred to as “we,” “us,” “our,” “Garb” or the “Company”). This Information Statement is being circulated to advise stockholders of actions already approved and taken without a meeting by written consent of the stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Our board of directors (the “Board”) and stockholders holding a majority of our voting power took action by written consent to approve the following actions:

1.	Approve an amendment to our articles of incorporation, as amended (the “Articles”), to effect a 1-for-10,000 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split Amendment”), and

2.	Approve an amendment to our Articles to decrease, subject to implementation of the Reverse Stock Split Amendment, our authorized common stock from 50,000,000,000 shares, no par value, to 75,000,000 shares, $0.001 par value (the “Authorized Share Decrease Amendment” and together with the “Reverse Stock Split Amendment,” the “Amendments”).

On May 27, 2015, our Board unanimously approved the Amendments. Subsequent to our Board’s approval of the Amendments, the holders of a majority of the voting power of our voting stock approved the Amendments by written consent, on May 27, 2015. The consenting stockholders and their respective approximate ownership percentage of the voting stock of the Company as of May 27, 2015, which total in the aggregate 74.7% of the voting rights under our current Articles, were as follows: Corporate Business Advisors, Inc. (64.4% of the voting rights) and Hope4UsNow, Inc. (6.8% of the voting rights), respectively. We expect that the Amendments will become effective on or about __________, 2015, at such time as a certificate of amendment to our Articles will become effective with the Division of Corporations and Commercial Code Director of the State of Utah. Pursuant to Rule 14c-2 promulgated under the Exchange Act, we are required to send an information statement to each of our stockholders entitled to consent in connection with adoption of the Amendments. The Amendments will not be effected until at least 20 calendar days prior to effecting the Amendments after the mailing of this Information Statement to our stockholders.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 50,000,000,000 shares of common stock (no par value), 1,000,000 shares of Class A preferred stock ($0.0001 par value), and 10,000,000 shares of Class B preferred stock ($2.50 par value). As of the Record Date, there were 47,497,578,456.5 shares of common stock issued and outstanding, held by 747 holders of record. Holders of our common stock are entitled to one vote per share. In addition, as of the Record Date, there were 24 shares of Class A preferred stock issued and outstanding, held by 4 holders of record. The total aggregate issued shares of Class A preferred stock have voting rights equal to four times the sum of (x) the total number of shares of common stock issued and outstanding, plus (y) the total number of shares of Class B preferred stock issued and outstanding. Each share of Class A preferred stock has voting rights equal to (a) four times the sum of (i) the issued and outstanding common stock, plus (ii) the issued and outstanding Class B preferred shares, minus (b) the number of Class A preferred stock issued and outstanding. Also, as of the Record Date, there were 4,419,918 shares of Class B preferred stock issued and outstanding, held by 34 holders of record. Holders of our Class B preferred stock are entitled to 10 votes per share.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

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STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 16-10a-704 of the Utah Revised Business Corporation Act. Section 16-10a-704 provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the actions described in this Information Statement.

The actions described in this Information Statement cannot be effected until at least 20 calendar days after this Information Statement has first been sent or given to our stockholders.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by Garb.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

MATTER NO. 1: AMENDMENT OF OUR ARTICLES TO EFFECT A 1-FOR-10,000 REVERSE STOCK SPLIT OF OUR COMMON STOCK

On May 27, 2015, our Board approved, subject to stockholder approval, the Reverse Stock Split Amendment to effect a reverse stock split of all of our issued and outstanding shares of common stock, at a ratio of 1-for-10,000. Fractional shares shall be rounded up to the nearest 50 whole shares.

We currently have authorized common stock of 50,000,000,000 shares (no par value). Following effectiveness of the Reverse Stock Split Amendment and the reverse stock split, our authorized capital stock will consist of 75,000,000 common shares ($0.001 par value). We have 47,497,578,456.5 shares of common stock outstanding as of the Record Date.

Reasons for the Reverse Stock Split

Our Board believes that the current low per share market price of our common stock has had a negative effect on the marketability of our existing shares. Our Board believes that by increasing the per share market price of our common stock as a result of the reverse stock split, we might encourage greater interest in our common stock and enhance the marketability of our common stock to the financial community and investing public, as well as promote greater liquidity for our stockholders.

Possible Effects of a Reverse Stock Split

Below are a number of possible effects of the reverse stock split, among others, that our Board considered in adopting the resolution approving the Reverse Stock Split Amendment. There may be other effects of the reverse stock split in addition to those described below.

Immediately after the reverse stock split is implemented, our stockholders will own fewer shares than they currently own. Any outstanding options, warrants or convertible promissory notes would also be adjusted by the same split ratio. By reducing the number of shares of common stock outstanding without a corresponding reduction in the number of shares of common stock authorized but unissued, the reverse stock split will have the effect of increasing the number of authorized but unissued shares of common stock. Such shares would be available for issuance without any further stockholder action. Accordingly, our Board and a majority of our stockholders have also approved the Authorized Share Decrease Amendment to reduce the number of authorized but unissued shares of common stock. See “Matter No. 2: Amendment of Our Articles to Decrease the Authorized Number of Shares of Common Stock Available for Issuance.” While the Company does not currently have any definitive plans to issue any of the authorized but unissued shares of common stock that would become available for issuance after implementation of the Reverse Stock Split Amendment, the Board is currently evaluating financing alternatives. In addition to exploring financing alternatives, the Board believes it is prudent to have a number of shares available to be issued to take advantage of potential future transactions on terms favorable to us. These potential transactions may include, but are not limited to, expanding our business, acquiring other businesses and/or establishing strategic relationships with other companies.

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Although the Board expects that the reduction in outstanding shares of common stock will result in an increase in the per share price of our common stock, there is no assurance that such a result will occur. Similarly, there is no assurance that if the per share price of our common stock increases as a result of the reverse stock split, such increase in the per share price will be permanent, which will be dependent on several factors, including:

●	Should the per share price of our common stock decline after implementation of the reverse stock split, the percentage decline may be greater than would occur in the absence of the reverse stock split.

●	The anticipated resulting increase in the per share price of our common stock due to the reverse stock split is expected to encourage interest in our common stock and possibly promote greater liquidity for our stockholders. However, such liquidity could also be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

●	The reverse stock split could be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. It is often the case that the reverse-split adjusted stock price and market capitalization of companies that effect a reverse stock split decline.

●	The number of shares held by each individual stockholder will be reduced as a result of implementation of the reverse stock split. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

Procedures for Effecting the Reverse Stock Split and Filing the Reverse Stock Split Amendment

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Authorized Share Increase Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to Garb stockholders.

Fractional Shares

No scrip or fractional shares will be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to receive a fractional share of our common stock. In lieu of issuing fractional shares, we will round up to the nearest 50 whole shares of our common stock in the event any stockholder would be entitled to receive a fractional share of our common stock.

Effect of Reverse Stock Split on Options

The number of shares subject to outstanding options to purchase shares of our common stock also would automatically be reduced in the same ratio as the reduction in the outstanding shares. Correspondingly, the per share exercise price of those options will be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, assuming that an optionee holds an option to purchase 10,000 shares at an exercise price of $0.01 per share, on the effectiveness of the 1-for-10,000 reverse stock split, the number of shares subject to that option would be reduced to 1 share and the exercise price would be proportionately increased to $100.00 per share.

Effect on Voting Rights of, and Dividends on, our Common Stock

Proportionate voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split. The percentage of outstanding shares owned by each stockholder prior to the Reverse Stock Split will remain the same, except for adjustment as a consequence of rounding up of any fractional shares created by the Reverse Stock Split. See “Fractional Shares” above.

We do not believe that the Reverse Stock Split will have any effect with respect to future distributions, if any, to our stockholders, other than in respect of the additional shares issued to all of our stockholders in the Reverse Stock Split as a consequence of rounding up of any fractional shares created by the Reverse Stock Split.

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Beneficial Holders of Common Stock

Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than those applicable to registered stockholders for processing the reverse stock split and making payment for fractional shares. Stockholders who hold shares of common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Exchange of Pre-Reverse Stock Split Shares with Post-Reverse Stock Split Shares

Subject to the treatment for fractional shares described above, each certificate held immediately prior to the effective time of the reverse stock split will automatically be deemed, for all corporate purposes, to evidence ownership of the new number of shares which reflect the reverse stock split ratio. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO.

Accounting Matters

The reverse stock split will not affect the par value of a share of our common stock. See, however, “Matter No. 2: Amendment of Our Articles to Decrease the Authorized Number of Shares of Common Stock Available for Issuance” below. Our capital account would remain unchanged after implementation of the reverse stock split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Potential Anti-Takeover Effect; Possible Dilution

The increase in the number of unissued authorized shares available to be issued could, under certain circumstances, have an anti-takeover effect. For example, shares could be issued that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company. The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to our stockholders.

The holders of our common stock do not have preemptive rights to subscribe for additional securities that may be issued by us, which means that current stockholders do not have a prior right to purchase any additional shares from time to time we issue. Accordingly, if our Board elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and equity ownership of current stockholders.

U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of important U.S. federal income tax considerations of the reverse stock split. Such summary addresses only individual U.S. stockholders who hold our common stock as capital assets. Moreover, such summary does not purport to be complete and does not address stockholders subject to special rules, such as dealers in securities or currencies; financial institutions; regulated investment companies; real estate investment trusts; insurance companies; tax-exempt organizations; persons holding our common stock as part of a straddle, hedge or conversion transaction; traders in securities that have elected the mark-to-market method of accounting with respect to our common stock; partnerships or other pass-through entities for U.S. federal income tax purposes; persons whose “functional currency” is not the U.S. dollar; foreign stockholders; U.S. expatriates; or stockholders who acquired their pre-reverse stock split common stock pursuant to the exercise of employee stock options or otherwise as compensation. Further, it does not address any state, local, estate or foreign income or other tax consequences. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the U.S. federal income tax consequences to stockholders as a result of the reverse stock split. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

Accordingly, stockholders are advised to consult their own tax advisors for more detailed information regarding the effects of the proposed reverse stock split on them under applicable U.S. federal, state, estate, local and foreign tax laws.

The proposed reverse stock split is intended to be treated as a “reorganization” within the meaning of Section 368 of the Code. Assuming that the reverse stock split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split. The aggregate tax basis of the post-reverse stock split common stock received will be equal to the aggregate tax basis of the pre-reverse stock split common stock exchanged thereof (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse stock split common stock received will include the holding period of the pre-reverse stock split common stock exchanged. No gain or loss will be recognized by us as a result of the reverse stock split.

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Procedure for Effecting the Reverse Stock Split Amendment and the Reverse Stock Split

We expect that the Reverse Stock Split Amendment will become effective on or about __________, 2015, at such time as a certificate of amendment to our Articles is effective with the Division of Corporations and Commercial Code Director of the State of Utah. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Reverse Stock Split Amendment will not be effective until at least 20 calendar days after the mailing of this Information Statement to Garb stockholders. Also, our common stock is currently quoted on the OTC Pink Tier of the OTC Markets Group, and the Reverse Stock Split Amendment will require approval by FINRA pursuant to Rule 10b-17 of the Exchange Act in order for it to be recognized for trading purposes. We expect to receive FINRA’s approval prior to the effective date of the Reverse Stock Split Amendment.

MATTER NO. 2: AMENDMENT OF OUR ARTICLES TO DECREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE

General

On May 27, 2015, our Board and stockholders holding a majority of our voting power approved an amendment to our Articles, subject to implementation of the Reverse Stock Split Amendment, to decrease our authorized common stock from 50,000,000,000 shares, no par value, to 75,000,000 shares, $0.001 par value. The Authorized Share Decrease Amendment must be effected, if at all, immediately following effectiveness of the Reverse Stock Split Amendment. See “Matter No. 1: Amendment of Our Articles to Effect a 1-for-10,000 Reverse Stock Split of Our Common Stock.” The Amendments, including the Authorized Share Decrease Amendment, and the authorized share decrease, will became effective on __________, 2015, at such time a certificate of amendment to our Articles will be effective with the Division of Corporations and Commercial Code Director of the State of Utah. Pursuant to Rule 14c-2 promulgated under the Exchange Act, we are required to send an information statement to each of our stockholders entitled to consent in connection with adoption of the Amendments at least 20 calendar days prior to effecting the Amendments. We will send this Information Statement to our stockholders on the Record Date on or about ___________, 2015.

Purpose of the Authorized Share Decrease Amendment

We are currently authorized to issue 50,000,000,000 shares of common stock. Although the proposed Reverse Stock Split Amendment will not affect the rights of stockholders or any stockholders’ proportionate equity interest in the Company, the number of authorized shares of common stock will not be reduced proportionately to the ratio in the Reverse Stock Split Amendment. Accordingly, when the Board implements the Reverse Stock Split Amendment, there will be a significant number of authorized by unissued shares of our common stock available as compared to the number of shares of common stock then issued and outstanding. Because the Board was mindful of the potential dilutive effect on existing stockholders, the Board also approved, on May 27, 2015, an amendment to our Articles to decrease, subject to implementation of the Reverse Stock Split Amendment, the authorized number of shares of our common stock from 50,000,000,000 shares, no par value, to 75,000,000 shares, $0.001 par value. Stockholders holding a majority of our voting power also approved the Authorized Share Decrease Amendment on May 27, 2015.

The Board has not made, and does not propose to make, any adjustments to the number of authorized shares of preferred stock in connection with implementation of the Amendments.

Procedure for Effecting the Authorized Share Decrease

The Reverse Stock Split Amendment that will be filed as a certificate of amendment to our Articles with the Division of Corporations and Commercial Code Director of the State of Utah will also include the Authorized Share Decrease Amendment that will become effective at the time and on the date of the filing of, or at such later time as is specified in, the certificate of amendment. The Authorized Share Decrease Amendment must be effected, if at all, immediately following effectiveness of the Reverse Stock Split Amendment. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Authorized Share Decrease Amendment will therefore not be effected until at least 20 calendar days after the mailing of this Information Statement to Garb stockholders.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	Any director or officer of our Company,

●	Any proposed nominee for election as a director of our Company, and

●	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Amendment.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our capital stock as of May 13, 2015 prior to the Amendments becoming effective, by the following persons:

●	Each person who is known to be the beneficial owner of more than 5% of our issued and outstanding shares of capital stock,

●	Each of our named executive officers (as defined in Item 402 of Regulation S-K) and directors, and

●	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The Company does not have outstanding options.

Unless otherwise indicated, the business address of each person listed is in care of Garb Oil & Power Corporation, 1185 Gooden Xing, Building C, Largo, FL 33778. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of the Company’s stock owned by them.

Class A Preferred Stock (1)

	Amount and Nature of		Percentage of
Name and Address of Stockholder	Beneficial Ownership		Preferred Classes (1)
Tammy Taylor(2)	2	(3)	8.3%
M. Aimee Coleman (4)	1		4.2%

All executive officers and directors as a group (two persons)	3		12.5%

Corporate Business Advisors, Inc.(5)	19	(1)	79.2%
Rachelle Hoffmann,
President and Registered Agent

Dan Scott Burda	2		8.3%

(1)	The voting rights of each share of the Class A Preferred Stock is equal to its percent of total outstanding Class A Preferred Shares times the product of four times the sum of all other outstanding classes of the Company’s stock (Class B Preferred Stock and Common Stock). As of May 13, 2015 there are 24 shares of Class A Preferred Stock outstanding with each share of Class A Preferred Stock holding 7,933,666,396 voting rights, a total of 190,407,993,496 votes in the aggregate.

(2)	Tammy Taylor is the Company’s Director, Chief Executive Officer and President and is the President of Hope4UsNow, Inc.

(3)	The number of shares owned by Ms. Taylor includes 2 shares of the Class A Preferred Stock currently outstanding and owned by Hope4UsNow, Inc. Ms. Taylor has voting and dispositive control over securities held by Hope4UsNow, Inc.

(4)	M. Aimee Coleman is the Corporate Secretary and Principal Accounting Officer.

(5)	Ms. Rachelle Hoffman who is the President of Corporate Business Advisors, Inc. has voting and dispositive control over securities held by Corporate Business Advisors, Inc.

Class B Preferred Stock

	Amount and Nature of	Percentage of
Name and Address of Stockholder	Beneficial Ownership	Class B Preferred (1)
Tammy Taylor (2)	0	0
M. Aimee Coleman (3)	0	0%

All executive officers and directors as a group (two persons)	0	0%

Corporate Business Advisors, Inc.(4)	3,600,000	81.4%

Dan Scott Burda	441,930	10.0%

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(1)	Each share of Class B Preferred Stock is entitled to 10 votes per share. As of May 13, 2015 there are 4,419,918 shares of Class B Preferred Stock outstanding with each share of Class B Preferred Stock holding 10 voting rights, a total of 44,199,180 votes.

(2)	Ms. Taylor is Director, Chief Executive Officer and President is the President of Hope4UsNow, Inc. Ms. Taylor has voting and dispositive control over securities held by Hope4UsNow, Inc.

(3)	Ms. Coleman is the Company’s Corporate Secretary and Principal Accounting Officer.

(4)	Ms. Rachelle Hoffman who is the President of Corporate Business Advisors, Inc. has voting and dispositive control over securities held by Corporate Business Advisors, Inc.

Common Stock

	Amount and Nature of		Percentage of
Name and Address of Stockholder	Beneficial Ownership		Common (1)
Tammy Taylor(2)	566,666,667	(2)	1.2%
M. Aimee Coleman (3)	600,000,000		1.3%

All executive officers and directors as a group (two persons)	1,166,666,667		2.5%

Corporate Business Advisors, Inc.(4)	2,350,000,000		4.9%

Dan Scott Burda	3,796,521,515		8.0%

(1)	Amounts based on 47,497,578,456.5 shares of Common Stock outstanding as of May 13, 2015.

(2)	Ms. Taylor is Director, Chief Executive Officer and President who is Managing Director of Hope4UsNow, Inc. that owns 300,000,000 Common shares. Ms. Taylor has voting and dispositive control over securities held by Hope4UsNow, Inc. She is also partial owner of The Kindness Wave, Inc. that purchased 266,666,667 Common shares.

(3)	Ms. Coleman is the Corporate Secretary and Principal Accounting Officer.

(4)	Ms. Rachelle Hoffman who is the President of Corporate Business Advisors, Inc. has voting and dispositive control over securities held by Corporate Business Advisors, Inc.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

ADDITIONAL INFORMATION

We are subject to the informational requirements of Section 15(d) of the Exchange Act. Accordingly, we file annual, quarterly and other reports and information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at www.oslholdings.com. You may also read and copy, at SEC prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of these filings, at no cost, by writing to us at 1185 Gooden Xing, Building C, Largo, Florida 33778 or by telephoning us at (888) 573-6622 Ext. 1.

Our principal executive office is located at 1185 Gooden Xing, Building C, Largo, Florida 33778. Our corporate website is www.garbreorg.com and our phone number is (888) 573-6622 Ext. 1.

__________, 2015	By Order of the Board of Directors,

Garb Oil & Power Corporation

/s/ Tammy Taylor
Tammy Taylor Chief Executive Officer

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